                                                                     EXHIBIT 4.3


                                 (Face of Note)

                          9 5/8% SENIOR NOTES DUE 2011

No.                                                           CUSIP: 721467 AC 2
   -------
                                                                   $
                                                                    ------------

                           PILGRIM'S PRIDE CORPORATION

promises to pay to      CEDE & CO.

or registered assigns, the principal sum of _____________ Dollars ($________) on September 15, 2011.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

                                             PILGRIM'S PRIDE CORPORATION



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Attested by:
            --------------------------------
         [Corporate Seal]

                                 This is one of the
                                 Notes referred to in the
                                 within-mentioned Indenture:
                                 Dated:             , 20
                                       -------------    ---

                                 The Chase Manhattan Bank,
                                 as Trustee


                                 By:
                                    -----------------------------
                                    Authorized Signatory

                                 (Back of Note)

                          9 5/8% SENIOR NOTES DUE 2011

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 306 OF THE ORIGINAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 203 OF THE ORIGINAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE ORIGINAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. Pilgrim's Pride Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 5/8% per annum from ___________ ___, 20__ until maturity. The Company will pay interest semi-annually on March 15 and September 15 of each such year, or if any such day is not a business day, on the next succeeding business day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of


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


immediately available funds will be required with respect to principal of and interest, premium on, the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Security Registrar. Initially, The Chase Manhattan Bank, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of August 9, 2001 (the "Original Indenture"), as supplemented by the Supplemental Indenture as of the same date (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially in aggregate principal amount of $200.0 million. Subject to compliance with Section
5.05 of the Supplemental Indenture, the Company is permitted to issue Additional Notes under the Indenture in an additional principal amount of $200.0 million. Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same class as the initial Notes) for all purposes of the Indenture, unless the context clearly indicated otherwise.

                  5. Optional Redemption. (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to September 15, 2006. On or after September 15, 2006, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

                  Year                                        Percentage
                  ----                                        ----------
                  2006..................................       104.813%
                  2007..................................       103.208%
                  2008..................................       101.604%
                  2009 and thereafter...................       100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to September 15, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including, if issued, any Additional Notes) at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided, that:

                           (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including, if issued, any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                           (ii) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

                  6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  7. Repurchase at Option of Holder. (a) If a Change of Control occurs, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten
(10) days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.03 of the Supplemental Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  8. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose

Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. Notices of redemption may not be conditional.

                  9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of, or premium, if any, on the Notes,
(iii) failure by the Company or any of the Guarantors to comply (A) with the provisions of Sections 5.11 or 6.01 of the Supplemental Indenture or (B) 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, with the provisions of Sections 5.03, 5.05 or 5.06 of the Supplemental Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with any other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain

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undischarged for a period of 60 days, (vii) certain circumstances when a
Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid, ceases to exist or is disaffirmed by any Guarantor, and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                  15. Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP


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


numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Pilgrim's Pride Corporation
                  110 South Texas Street
                  Pittsburg, Texas 75686
                  Attention:  Corporate Secretary













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


                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
     ------------------


                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.










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


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 or 5.11 of the Supplemental Indenture, check the box below:

                  [ ]  Section 5.06        [ ]  Section 5.11

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 or Section 5.11 of the Supplemental Indenture, state the amount you elect to have purchased: $
                                                          -----------------


Date:
     -------------------

                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Note)

                                        Tax Identification No.:
                                                               -----------------
Signature Guarantee.









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


              SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

    The following increases or decreases in this Global Note, have been made:

                                               Principal Amount
              Amount of          Amount of            of           Signature of
             decrease in        increase in    this Global Note     authorized
              Principal      Principal Amount   following such      officer of
 Date of      Amount of             of             decrease      Trustee or Note
Exchange  this Global Note   this Global Note     or increase       Custodian
--------  ----------------   ----------------  ----------------  ---------------


